                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT (this "FIRST AMENDMENT") is made as of November 24, 2004, by and among Narrowstep Limited (registered number 4412126) (the "SUBSIDIARY"), Narrowstep Inc., a Delaware corporation (the "COMPANY"), and Paul Robinson, an individual residing at 25 Colherne Road, London SW 10 9BS, United Kingdom (the "EMPLOYEE"), to amend, supplement and clarify certain provisions of the Agreement dated May 10, 2002 between the Subsidiary and the Employee regarding the terms of the Employee's employment with the Subsidiary (the "EMPLOYMENT AGREEMENT"). Capitalized terms not defined herein have the meanings set forth in the Employment Agreement.

                          W I T N E S S E T H T H A T:

     WHEREAS, the Subsidiary and the Employee entered into the Employment Agreement; and

     WHEREAS, the parties hereto desire to add the Company as a party to the Employment Agreement and to clarify and amend certain provisions of the Employment Agreement; and

     WHEREAS, the Employee has agreed to such clarifications and amendments and is willing to provide the services under the Employment Agreement as amended hereby.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   CLARIFICATION AND AMENDMENT OF SCHEDULE 1.

          A. Schedule 1 to the Employment Agreement lists Employee's Remuneration as "GBP48,000" and states that "Upon achieving profitability your salary will be reviewed to GBP75,000." The parties agree that, in satisfaction and in lieu of such requirements, the Employee's Remuneration shall, commencing on June 1, 2003, be base salary at the annualized rate of (pound)42,000 per year payable in accordance with the customary payroll practices of the Subsidiary, as they may be in effect from time to time (the "BASE SALARY"). The parties further agree that, upon the Company first recording gross profits (as determined on a consolidated basis and in accordance with U.S. Generally Accepted Accounting Procedures ("US GAAP")) for any fiscal quarter, the Employee's Base Salary shall be increased, effective upon the first day of the next fiscal quarter of the Company, to (pound)75,000.

          B.   Schedule 1 to the Employment Agreement states that:

               "Upon listing you will be granted 250,000 shares at a price of 20c.

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               Upon the company achieving quarterly operating profitability you will be granted a further 250,000 shares at 20c."

The parties agree that, in satisfaction and in lieu of such requirement, the Employee has been granted prior to the date hereof options for an aggregate of 500,000 shares of the Company's common stock, which options have an exercise price of U.S. $0.20 per share, shall expire on December 31, 2008 and shall vest, subject to Employee's continuous employment with the Subsidiary through the applicable date, as follows: (i) 250,000 shares shall vest at such time as the Company's common stock begins to trade publicly in the United States and (ii) 250,000 shares shall vest at such time as the Company first records gross profits (as determined on a consolidated basis and in accordance with U.S. GAAP) for any fiscal quarter.

          C. Schedule 1 to the Employment Agreement states that "You will receive 5% bonus on all gross sales and contracts that you are directly responsible for each month." The parties agree that, in satisfaction and in lieu of such requirement, the Subsidiary shall pay Employee, on a monthly basis in accordance with the customary payroll practices of the Subsidiary, as they may be in effect from time to time, a bonus equal to 5% of the net revenue (as determined in accordance with US GAAP and after deduction of all costs of revenue) of the Company (on a consolidated basis) for such month which were generated directly by the Employee.

     2. RATIFICATION OF EMPLOYMENT AGREEMENT. Except as expressly amended or modified pursuant to the terms of this First Amendment, the Employment Agreement shall continue in full force and effect. Employee hereby waives any and all rights, whether accrued or contingent, which he may otherwise have had under the Employment Agreement pursuant to provisions thereof which have been modified or superceded by this First Amendment, except, in all cases, as arise as a result of the provisions hereof. The clarifications and amendments to the Employment Agreement contained in this First Amendment shall be considered an integral part of the Employment Agreement.

     3. CHOICE OF LAW. This First Amendment shall be governed and interpreted in accordance with English law.


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EXECUTED as a DEED for and on behalf of the Subsidiary by:


                                        /s/ Clifford Webb
                                        ----------------------------------------
                                        Director


                                        /s/ Conrad Nortier
                                        ----------------------------------------
                                        Secretary



EXECUTED as a DEED for and on behalf of the Company by:



                                             /s/ Iolo Jones
                                        ----------------------------------------
                                        Chief Executive Officer



Signed by the said PAUL ROBINSON:



                                             /s/ Paul Robinson
                                        ----------------------------------------
                                        Paul Robinson

In the presence of:



                                             /s/ Sze Fairman
                                        ----------------------------------------
                                        Name:


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